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EXHIBIT 11.1



COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.


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                                                                                  Weighted average number of
   Summary from unaudited                  Basic and diluted loss per              basic and diluted common
    financial statements                          common share                     stock shares outstanding
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

Three months ended 06/30/2001                        $(0.00)                              532,456,917

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Three months ended 06/30/2000                        $(0.00)                              495,456,917

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Nine months ended 06/30/2001                         $(0.01)                              510,636,404

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Nine months ended 06/30/2000                         $(0.00)                              492,921,220

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